                                                                   Exhibit 10.14

                       AMENDED AND RESTATED LOAN AGREEMENT

      THIS AMENDED AND RESTATED LOAN AGREEMENT is made and entered into as of the 30th day of July, 1999, by and between AMITEK CORPORATION, a Delaware corporation (hereinafter referred to as "Borrower"), and NATIONAL BANK OF CANADA, a Canadian Chartered Bank (hereinafter referred to as "Lender").

                                   WITNESSETH:

      WHEREAS, Lender has previously extended financing to M&K TECHNOLOGY, INC., a Florida corporation ("M&K") and AMITEK CORPORATION, a Florida corporation ("Amitek Florida" or "Amitek", Amitek Florida and M&K hereinafter collectively referred to as "Original Borrower"), as most recently evidenced by that certain Consolidation Master Revolving Promissory Note in the principal amount of Fourteen Million and 00/100 Dollars ($14,000,000.00) executed by Original Borrower in favor of Lender dated as of February 8, 1999, and that certain CAPEX Line/Term Promissory Note in the original principal amount of One Million Six Hundred Seventy-Five Thousand and 00/100 Dollars ($1,675,000.00) executed by Original Borrower in favor of Lender dated as of June 4, 1998 (collectively, the "Original Notes"); and

      WHEREAS, in connection with the indebtedness evidenced by the Original Notes, the Original Borrower and Lender entered into that certain Loan Agreement dated as of June 4, 1998, as amended by First Amendment to Loan Agreement dated as of September 23, 1998, as further amended by Second Amendment to Loan Agreement dated as of February 8, 1999 (collectively, the "Original Loan Agreement"); and

      WHEREAS, Amitek Florida has merged into the Guarantor (as defined herein), with the Guarantor being the surviving corporation, and Guarantor immediately after closing of the above described merger has conveyed all of the assets of Amitek Florida to the Borrower and Borrower has assumed all liabilities of Amitek (it being acknowledged that the Borrower is a wholly owned subsidiary corporation of Guarantor), such that the Borrower is now the owner of all of the assets and liabilities of Amitek Florida (collectively, the "Merger Transactions"); and

      WHEREAS, Borrower is a Delaware corporation and desires to obtain extensions of credit of up to Fourteen Million Five Hundred Seventy-Six Thousand Three Hundred Six and 54/100 Dollars ($14,576,306.54) from the Lender, consisting of (i) a revolving line of credit in the principal amount of Fourteen Million and 00/100 Dollars ($14,000,000.00), which consists of the assumption of the existing Fourteen Million and 00/100 Dollar ($14,000,000.00) revolving line of credit from Lender to Original Borrower (the "Loan"), which shall be used to assist Borrower in connection with the merger of Amitek into Borrower with Borrower being the surviving corporation and to support general working capital requirements of the Borrower, and (ii) the assumption of an existing CAPEX line/term loan in the current principal amount of Five Hundred Seventy-Six Thousand Three Hundred Six and 54/100 Dollars ($576,306.54) (the "Term Loan") and Lender is agreeable to allowing the assumption of the Loans (as defined herein) up to such amounts subject to the terms and provisions set forth herein; and

      WHEREAS, Borrower wishes to assume all of the duties and obligations of Amitek under the Original Loan Agreement; and

      WHEREAS, the parties hereto wish to amend and restate the Original Loan Agreement in its entirety in accordance with the terms and provisions of and as provided herein.

      NOW, THEREFORE, for and in consideration of the sum of Ten and 00/100 ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the loans or extensions of credit heretofore, now or hereafter made or to be made to or for the benefit of the Borrower by the Lender, the parties do hereby agree as follows:

                                    Article 1
                            RECITALS AND DEFINITIONS

      1.1 Recitals. The foregoing recitals are acknowledged by the parties to be true and correct, and are incorporated herein by reference.

      1.2 Definitions. As used in this Agreement, the terms listed below shall have the following meanings:

      (a) "Advance": A disbursement by the Lender of a portion of the Loan proceeds to partially assist Borrower in connection with the merger of Amitek into Borrower with Borrower being the surviving corporation and to support general working capital requirements of the Borrower.

      (b) "Agreement" or "Loan Agreement": This Amended and Restated Loan Agreement.

      (c) "Borrower": AMITEK CORPORATION, a Delaware corporation.

      (d) "Borrower Security Agreement": An Amended and Restated Security Agreement from Borrower to Lender securing the Notes and all other obligations and indebtedness of Borrower to Lender, which is a valid first lien on all of Borrower's accounts, inventory, chattel paper, general intangibles, fixtures, furniture, instruments, equipment and personal property now owned or hereafter acquired by Borrower and all proceeds of the foregoing.

      (e) "Borrower's Counsel Opinion Letter": A letter from Borrower's Counsel in form and substance satisfactory to Lender and Lender's Counsel, opining as to certain matters concerning the Loans.

      (f) "Business Days": Days upon which the Lender is open for normal business.

      (g) "Cash Collateral Account". That certain cash collateral account pledged by Borrower in favor of Lender, into which all collections shall be remitted from a lockbox account into which

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Borrower's account debtors remit all payments, which collections shall be applied against the Loan and Term Loans facility balances two (2) bank days after receipt of available funds in the Cash Collateral Account. The Borrower shall not have access to the lockbox or the Cash Collateral Account.

      (h) "Closing": The time of the execution and delivery of this Agreement by Borrower and Lender.

      (i) "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable Department of Treasury regulations thereunder.

      (j) Intentionally deleted.

      (k) "Credit Facility Letter": Not applicable.

      (l) "Dollars" or "$": United States Dollars.

      (m) Intentionally deleted.

      (n) "Eligible Receivables": Accounts receivable of Borrower which are Receivables arising out of sales of tangible personal property made by Borrower in the ordinary course of its business, which are no more than ninety (90) days old from their invoice date, according to the original terms of sale, and, the payment of which is not in dispute and in which the Lender has a first priority security interest, provided however, that if fifty percent (50%) or more of the Receivables from any account debtor are more than ninety (90) days old from invoice date, all of said account debtor's Receivables shall be deemed ineligible. The Lender may treat any Receivable as ineligible (i) if any warranty contained in this or any related agreement is breached with respect thereto; (ii) if the customer or account debtor has disputed liability or made any claim with respect to the Receivable or the merchandise covered thereby or with respect to any other Receivable due from said customer to the Borrower;
(iii) if the customer or account debtor has filed a petition for bankruptcy or any other application for relief under the Bankruptcy Act, assigned for the benefit of creditors, or if any petition or any other application for relief under the Bankruptcy Act has been filed against the said customer or account debtor, or if the customer or account debtor has failed, suspended business, become insolvent, or had or suffered a receiver or trustee to be appointed for any of its assets or affairs; (iv) if the customer or account debtor is located outside the United States; (v) if the Receivable is a government receivable in which the Lender will not be able to perfect its lien under the Federal Assignment of Claims Act for any reason whatsoever; (vi) if the Receivable is offset, in whole or in part, by a credit due and owing from the Borrower to that account debtor; (vii) if the Receivable is due and owing from an account debtor who is also a creditor of Borrower; (viii) if any portion of the Receivable represents finance and service charges due and owing to Borrower from said account debtor; (ix) if any portion of the Receivable represents a deposit already collected by the Borrower, the amount of the Receivable which is eligible for financing hereunder shall be reduced by an amount equal to the amount of the deposit which has been collected by the Borrower from the

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account debtor; (x) if the Receivable is due and owing from an affiliate corporation or related entity of Borrower or represents an intercompany account;
(xi) if the Receivable represents a consignment sale or warranty work; (xii) if the Receivable represents a C.O.D. sale; (xiii) if the Receivable represents sums due and owing from an employee of the Borrower; (xiv) if the Receivable represents retainage due and owing to Borrower, (xv) if the Receivable represents the billing for inventory which has not been delivered to said account debtor; (xvi) if the Receivable represents a Bill and Hold Invoice for items which have been billed and are not yet due and payable; (xvii) if the Receivable represents sums due and owing for work and/or service currently being rendered by Borrower but not yet completed by Borrower; (xviii) if the Receivable arises from a progress billing for work not yet completed and delivered to the customer; or (xix) if the Lender believes, in its credit judgment in Lender's sole discretion, that collection of such Receivable is insecure or that it may not be paid by reason of financial inability to pay or otherwise or that such Receivable is not suitable for use as collateral hereunder.

      (o) "ERISA": The Employee Retirement Income Security Act of 1974, as amended from time to time.

      (p) "Event of Default": The occurrence of any one or more of the Events of Default described in Article 9 hereof.

      (q) "Financing Statements": Financing Statements and/or Financing Statement Amendments from Borrower to Lender to perfect Lender's security interest in the property described in the Security Agreements.

      (r) "Generally Accepted Accounting Principles" or "GAAP": Those principles of accounting set forth in opinions of the Financial Accounting Standards Board of the American Institute of Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of any report required herein or as of the date of an application of such principles as required herein.

      (s) "Governmental Authority": Any federal, state, provincial, county, municipal or other governmental department, commission, board, bureau, court, agency, or any instrumentality of any other governmental entity.

      (t) "Governmental Requirements": Any law, statute, code, ordinance, order, rule, regulation, judgment, decree, writ, injunction, franchise, permit, certificate, license, authorization, or other direction or requirement of any Governmental Authority now existing or hereafter enacted, adopted, promulgated, entered or issued applicable to the Loans or to the Borrower.

      (u) "Guaranty": An Absolute Unconditional and Continuing Guaranty executed by the Guarantor guaranteeing repayment of the Notes and the Indebtedness, and performance of all of the Borrower's obligations under the Loan Documents.

      (v) "Guarantor": CENTURY ELECTRONICS MANUFACTURING, INC., a Delaware corporation, which shall guarantee the performance of all obligations and repayment of all sums due under or in connection with the Loans, and all other obligations of Borrower to Lender, and which shall execute the Guaranty and certain loan documentation associated therewith.

      (w) "Indebtedness": Collectively, all of the Borrower's presently existing or hereafter created or assumed obligations to the Lender, including, without limitation, obligations for borrowed money, notes payable and drafts accepted representing extensions of credit (whether or not representing obligations for borrowed money), obligations representing the Loans and any modifications or renewals thereof, obligations representing indebtedness to the Lender whether or not assumed, secured or unsecured, however and wherever incurred, acquired or evidenced, whether primary or secondary, direct or indirect, absolute or contingent, joint or several or due or to become due, including without limitation, all such obligations, liabilities and all indebtedness and obligations now or hereafter owed by Borrower to Lender, its affiliates, successors and/or assigns.

      (x) "Initial Advance": The first Advance of the Loan proceeds.

      (y) "Landlord Acknowledgment Agreement": If and as applicable, an agreement executed by each landlord and each entity that holds inventory of Borrower at a certain business location acknowledging and waiving any and all landlord's or other liens in connection with the inventory stored at said location.

      (z) "Landlord's Waiver of Lien Agreement": Waiver Agreements from all Landlords where Borrower leases business properties waiving the Landlord's lien at that location.

      (aa) "Leases": Leases for all locations where Borrower leases property in connection with its business operations.

      (bb) "Loan Account". Borrower's account on the books of the Lender in which Advances will be recorded, as well as payments made on the Loans and other appropriate debits and credits as provided in this Agreement.

      (cc) "Loan Documents": This Agreement, the Notes, the Security Agreements, the Guaranty and all other associated loan documents executed in connection with the making of the Loans (and any modification, renewal or extension thereof).

      (dd) "Loan": A revolving line of credit in the maximum principal amount of Fourteen Million and 00/100 Dollars ($14,000,000.00) from Lender to Borrower.

      (ee) "Loans": The Loan and the Term Loan.

      (ff) "Machinery and Equipment". All machinery, equipment, furniture, fixtures, computer hardware and software, hand and power tools, trucks, trailers, forklifts, automobiles, heavy equipment, and other motor vehicles, trucks, trailers, machinery and equipment of all classes, together with all parts thereof and all accessions thereto, wherever located, now owned or hereafter acquired by the Borrower.

      (gg) "Maturity Date": As to the Loan, June 4, 2001, and as to the Term Loan, June 4, 2001; upon which date the entire principal balance and accrued interest and all other applicable charges under the respective Loans shall become due and payable in full.

      (hh) "Merger and Conveyance Documents": That certain Agreement and Plan of Merger among Guarantor and Amitek Florida, Myung Ho Park and Yoon Jung Park dated July 30, 1999, as amended, together with all closing and merger documentation associated therewith, including, without limitation, all transfer documents, opinion letters, resolutions, closing statements, promissory notes, security documents, employment agreements, certificates and the Certificate of Merger as filed with the Secretary of State of the State of Delaware and the Articles of Merger as filed in the office of the Secretary of State of the State of Florida; together with that certain Assignment and Assumption Agreement entered into by and between Guarantor and Borrower whereby and whereunder all assets of Amitek Florida obtained by Guarantor pursuant to the above described merger, together with all obligations of Amitek Florida are conveyed to and assumed by Borrower, as applicable.

      (ii) "Note": An Assumption and Modification Master Revolving Promissory
Note in the principal amount of Fourteen Million and 00/100 Dollars ($14,000,000.00) from Borrower to Lender of even date herewith, and any modifications, amendments or renewals thereof, evidencing the Loan.

      (jj) "Notes": The Note and the Term Note, together with all amendments, extensions and renewals thereof. The Notes shall be and are cross-collateralized and cross-defaulted such that a default under either of the Notes shall be and constitute a default under both of the Notes.

      (kk) "Person": As the case may be, any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization and government, or any department or agency of any government.

      (ll) "Plan": Any pension plan which is governed by the terms and provisions of Title IV of ERISA and in respect of which the Borrower or a commonly controlled entity of the Borrower is an "Employer" (as defined in Section 407(d)(7) of ERISA).

      (mm) "Prime Rate". The interest rate announced from time to time charged by National Bank of Canada as its United States Prime Lending Rate, which rate is purely discretionary and is not necessarily the best or lowest rate charged borrowing customers of the Lender.

      (nn) "Receivables". All accounts, accounts receivable, general intangibles, contract rights and other obligations of any kind, whether now owned or hereafter acquired by Borrower and all proceeds of the foregoing and all rights now or hereafter existing in and to all security agreements, leases and other contracts security or otherwise relating to any such accounts, contract rights, chattel paper instruments, general intangibles and obligations and all proceeds, profits, deposits, products and accessions of and to all of the foregoing.

      (oo) "Reportable Event": Any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

      (pp) "Security Agreements": Collectively, the Borrower's Security Agreement and the Security Cash Collateral Account and Lockbox Agreement, which provide a valid first lien on the property identified in the Security Agreements.

      (qq) "Security Cash Collateral Account and Lockbox Agreement". An Amended and Restated Security, Cash Collateral Account and Lockbox Agreement whereby and whereunder payment of all of Borrower's Receivables shall be directed to a lockbox maintained with CITIBANK, F.S.B. to flow through the Cash Collateral Account, and, be applied against the Loan and Term Loans facilities balances.

      (rr) "Solvent": That, at the time of determination, (i) the fair market value of the Borrower's assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including contingent obligations; (ii) it is then able and expects to be able to pay its debts as they mature; and (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

      (ss) "Term Loan": A CAPEX line/term loan in the principal amount of Five Hundred Seventy-Six Thousand Three Hundred Six and 54/100 Dollars ($576,306.54), original amount One Million Six Hundred Seventy-Five Thousand and 00/100 Dollars ($1,675,000.00) from Lender to Borrower.

      (tt) "Term Note": An Assumption and Modification CAPEX Line/Term Promissory Note in the principal amount of Five Hundred Seventy-Six Thousand Three Hundred Six and 54/100 Dollars ($576,306.54), original amount One Million Six Hundred Seventy-Five Thousand and 00/100 Dollars ($1,675,000.00) from Lender to Borrower of even date herewith, and any modifications, amendments or renewals thereof, evidencing the Term Loan.

      1.3 Other Definitional Provisions. (a) The terms "material" and "materially" shall have the meanings ascribed to such terms under Generally Accepted Accounting Principles as such would be applied to the business of the Borrower, except as the context shall clearly otherwise set forth; (b) all of the terms defined in this Agreement shall have such defined meanings when used in other documents issued under, or delivered pursuant to, this Agreement, unless the context shall otherwise require; (c) all terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa; (d) accounting terms to the extent not otherwise defined shall have the respective meanings given them under, and shall be construed in accordance with Generally Accepted Accounting Principles; (e) the words "hereby", "hereto", "hereof', "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (f) the masculine and neuter genders are used herein and whenever used shall include the masculine, feminine and neuter as well; and (g) whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include their heirs, personal representatives, successors and assigns of such parties unless the context shall expressly provide otherwise.

                                    Article 2
                                    THE LOANS

      2.1 Loan. Provided there does not exist an Event of Default, and no event with which notice or lapse of time or both would become such an Event of Default, and subject to the terms and provisions of this Agreement, Lender will, under the Note, lend or advance for the account of Borrower from time to time, and, Borrower may borrow, repay and re-borrow (provided that unless Borrower intends to pay and satisfy the Loan in full, Borrower shall not reduce the outstanding principal balance under the Loan to a sum of less than One Thousand Dollars ($1,000.00)) such amounts as may be required to partially assist Borrower in connection with the Merger Transactions and to support general working capital requirements of the Borrower, not exceeding in the aggregate an amount equal to (A) (i) eighty-five (85%) percent of Eligible Receivables, less such reserves as Lender, in its sole discretion elects to establish, provided further that a Receivable may be devalued in such amount as shall be determined by Lender in its sole discretion due to "Dilution" which is defined as and is the result of non-cash credits posted against the Receivable which results in payment or other satisfaction of all or any portion of the Receivable for reasons other than full payment of the Receivable in cash, together with an amount equal to (ii) thirty percent (30%) of the Borrower's raw materials and finished goods inventory, which raw materials and finished goods inventory is not supported by a firm buyback agreement in form and content acceptable to Lender, in Lender's sole and absolute discretion, together with an amount equal to (iii) sixty-five (65%) percent of Borrower's raw materials inventory, work-in-process inventory, and finished goods inventory, when such inventory is supported by a firm buyback agreement in form and content acceptable to Lender, in Lender's sole and absolute discretion, all of which raw materials inventory, work-in-process inventory and finished goods inventory set forth in (ii) and
(iii) above must be satisfactory to Lender in its sole and absolute discretion (the "Eligible Inventory"); provided, that by way of example and not by way of limitation, that inventory such as (a) inventory held at subcontractor's locations, (b) slow moving inventory, (c) inventory classified as reserves on the Borrower's balance sheets, (d) obsolete inventory, and (e) in-transit inventory shall not be considered Eligible Inventory, provided further, that the amount of advances for Eligible Inventory shall not exceed the sum of Seven Million and 00/100 Dollars ($7,000,000.00) in the aggregate at any time; or, (B) the aggregate sum of Fourteen Million and 00/100 Dollars ($14,000,000.00), whichever is less. In connection with Advances based upon the Borrower inventory, it is acknowledged that Lender shall determine, in its sole discretion, which inventory shall constitute Eligible Inventory which is eligible for financing hereunder. The aggregate amounts outstanding under the Loan shall not at any time exceed the amount provided above, and in the event the amount outstanding at any time exceeds the permitted amount, said excess amount shall bear interest at the rate set forth in the Note and shall be due and payable in full on DEMAND.

      2.2 Term Loan. The proceeds of the Term Loan were used by the Original Borrower to partially finance capital expenditures of the Original Borrower. No further advances may be made under the Term Loan.

      2.3 Loan Closing Amendment Fee. Audit Fees and Unused Line Fees. In connection with the Loans, the following fees and rates shall apply:

      (a) LOAN CLOSING AMENDMENT FEE: A Loan Closing Amendment Fee in the amount of One Hundred Thousand and 00/100 Dollars ($100,000.00) shall be due and payable in connection with the Closing of the Loans, payable as follows:

            (i) Twenty-Five Thousand and 00/100 Dollars ($25,000.00) shall be payable at the time of Closing

            (ii) Twenty-Five Thousand and 00/100 Dollars ($25,000.00) shall be payable on November 1, 1999

            (iii) Twenty-Five Thousand and 00/100 Dollars ($25,000.00) shall be payable on February 1,2000

            (iv) Twenty-Five Thousand and 00/100 Dollars ($25,000.00) shall be payable on May 1, 2000.

            Notwithstanding anything to the contrary set forth above, in the event and at such time as the Loans are paid in full or upon the occurrence of an Event of Default, whichever shall first occur, the remaining unpaid balance of the Loan Closing Amendment Fee shall immediately become due and payable in full.

      (b) AUDIT FEES: There shall be quarterly audits (the frequency of which may be adjusted at any time by Lender, in Lender's sole discretion) of the Borrower performed in each fiscal year of Borrower during the term of the Loans. There shall be a quarterly audit fee due and owing from the Borrower to Lender in connection with said audits based upon a charge of Four Hundred and 00/100 Dollars ($400.00) per day plus expenses, subject to adjustment at any time.

      (c) UNUSED LINE FEE: An unused line fee shall be charged in connection with the Loan, such that the unused portion of the Loan shall be subject to an annual fee of one-quarter of one percent (.25%) per annum to be calculated and payable upon a quarterly basis based upon the average outstanding principal balance under the Loan for the preceding ninety (90) days payable in arrears on the first day of the first month following the previous quarterly period.

      2.4 Loan Account. All Advances hereunder and under the Note shall be recorded by Lender in the Loan Account.

      2.5 Loan Documents. Borrower's obligation to repay the Loans is evidenced by the Notes delivered simultaneously herewith, which set forth the method for payment, rates of interest, and such further terms as are therein set forth. The repayment of the Notes and the Indebtedness is to be secured by the following documentation, which documents Borrower shall deliver, or cause to be delivered, to Lender simultaneously with the delivery of the Notes and which documents must be received prior to any funding hereunder:

      (a) The Security Agreements, in form and substance satisfactory to Lender and Lender's counsel.

      (b) Financing statements filed in such public offices as Lender and Lender's counsel may deem necessary to perfect a security interest in any of the personal property referred to in the Security Agreements.

      (c) The Guaranty, in form and substance satisfactory to Lender and Lender's Counsel, executed by the Guarantor.

      (d) The Merger and Conveyance Documents, in form and substance satisfactory to Lender and Lender's Counsel, shall have been executed and delivered with the Certificate of Merger having been duly filed in the office of the Secretary of State of the State of Delaware, the Articles of Merger having been duly filed in the office of the Secretary of State of the State of Florida, and all required consents to the merger shall have been obtained and all required consents to the Merger Transactions shall have been obtained.

      (e) Subordination Agreements, executed by Borrower and all appropriate shareholders, officers, and directors of Borrower, as required by Lender.

      (f) Borrower's Counsel Opinion Letter, in form and substance satisfactory to Lender and Lender's Counsel, from Borrower's Counsel opining as to certain matters concerning the Loans and the Merger Transactions.

      (g) Such policies of liability insurance, worker's compensation insurance, business interruption insurance and hazard insurance (with fire, extended coverage, vandalism and mischief protection) as the Lender may reasonably request, subject to standard loss-payee's and additional insured's endorsements, as applicable, in the Lender's favor, and providing at least thirty (30) days prior written notice of any cancellation, modification or non-renewal of the insurance coverage.

      (h) Incumbency Certificate and Resolutions of the sole shareholder and the directors of the Borrower authorizing the Loans, and the execution of all Loan Documents related thereto.

      (i) Incumbency Certificate and Resolutions of the directors of the Guarantor authorizing the Guaranty, and the execution of all Loan Documents related to the Guaranty and the Loan.

      (j) Certificate of Good Standing evidencing that Borrower is in good standing under the laws of the State of Delaware, the laws of the State of Florida and in each other state in which Borrower is required to be qualified to conduct business.

      (k) Certified copies of the Articles of Incorporation and By-Laws of Borrower.

      (l) Evidence of compliance by the Borrower with the Florida Fictitious Name Statute, if and as applicable.

      (m) Certificate of Good Standing evidencing that Guarantor is in good standing under the laws of the State of Delaware, the laws of the Commonwealth of Massachusetts and in each other state in which Guarantor is required to be qualified to conduct business.

      (n) Certified copies of the Articles of Incorporation and By-Laws of Guarantor.

      (o) Certified copies of the Leases in connection with all leased premises of the Borrower.

      (p) Landlord's Waiver of Lien Agreement(s) and Landlord's Acknowledgment Agreement(s) executed by all landlords and all other necessary parties at business locations of Borrower or storage locations of Borrower's inventory, waiving the landlord's lien.

      (q) Financial statements of the Borrower and the Guarantor, in form and substance acceptable to Lender.

      (r) Such other documentation as may be required by Lender or Lender's Counsel.

                                    Article 3
                         MANNER OF MAKING LOAN ADVANCES

      3.1 Advances. Each Advance to the Borrower under the Loan shall be made by the Lender upon written request of the Borrower stating the date on which the Advance is to be made (the "Borrowing Date"), and the principal amount of the Advance requested, said Advance Request to be delivered by no later than 12:30 p.m. on the day of the requested Advance, together with a Remittance Report, on National Bank of Canada form, in the form attached hereto and made a part hereof as Exhibit "A" (the "Remittance Report"). The above set forth written forms may be sent via facsimile, to be immediately followed by delivery of the original forms to Lender. Any notice delivered under this subsection shall be irrevocable and bind the Borrower to consummate the Advance on the Borrowing Date.

      3.2 Borrowing Base Certificate. Advances will be made based on the most recent Borrowing Base Certificate submitted by Borrower to Lender. The form of the Borrowing Base Certificate is appended hereto and made a part hereof as Exhibit "B" (the "Borrowing Base

Certificate"). The Borrowing Base Certificate shall be provided by Borrower to Lender, no less than one (1) time in each week in each month in each fiscal year of the Borrower, or as otherwise required by Lender.

      3.3 Supporting Documentation. At the time of the Advance, the Borrower must deliver to Lender, such listings of Eligible Receivables and Eligible Inventory and such other reports and documentation as shall be required by Lender to support the Advance.

                                    Article 4
                              INTEREST AND PAYMENTS

      All interest under the Loans shall be computed on the basis of a year containing three hundred sixty (360) days for the actual number of days elapsed. Payments of interest (and principal under the Term Notes) shall be due and payable to the Lender in accordance with the terms and provisions of the Notes, and interest shall accrue at the rate of interest provided in the Notes for each Advance thereunder. Each payment of principal, interest and/or fees, and any other amounts required to be paid to the Lender with respect to the Loans, shall be effectuated by means of an Advance under the Note; provided, however, that if there is not adequate availability under the Loan to effectuate any such Advance, Borrower shall be responsible for payment of the same. Payments of principal, interest, fees or other amounts made by the Borrower shall be made to the Lender at the Lender's offices located at 125 W. 55th Street, 23rd Floor, New York, New York 10019, for the account of Lender, in Dollars and in immediately available funds before 12:00 p.m. (New York time) on the date such payment is due. The Lender shall deem any payment made by or on behalf of the Borrower that is not made in immediately available funds and prior to 12:00 p.m. (New York time) to be a nonconforming payment, which shall not be deemed to be received by the Lender until the later of (a) the time such funds become available funds or (b) the next Business Day. Any non-conforming payment may constitute or become an Event of Default hereunder. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (a) the date such funds become available funds or (b) the next Business Day. All payments to be made by the Borrower on account of principal, interest and/or fees, shall be made without diminution, setoff, recoupment or counterclaim.

                                    Article 5
          CONDITIONS PRECEDENT TO FIRST ADVANCE AND ADDITIONAL ADVANCES

      5.1 Conditions Precedent. The obligations of Lender to make the Initial Advance and all additional Advances under the Loans are subject to the following conditions precedent:

      (a) Representations and Warranties. The representations, covenants and warranties made by Borrower in this Agreement shall be true and correct on and as of the date of such Advance.

      (b) No Default. There shall be no default, and no event which with notice or lapse of time or both would become such an Event of Default, under this Agreement, the Notes, the Security Agreements, or any other Loan Documents.

      (c) Intentionally deleted.

      (d) No Material Adverse Change. There shall have been no material adverse change in the business or financial condition of the Borrower or the Guarantor or in the value of the Collateral since March 31, 1999.

      (e) Intentionally deleted.

      (f) Intentionally deleted.

      (g) Delivery of Loan Documents. All of the Loan Documents shall have been duly executed and delivered to Lender, and the Merger and Conveyance Documents, the Financing Statements and the Security Agreements (if applicable) shall have been recorded in the appropriate public offices.

      (h) Lien and Judgment Searches: Lien and judgment searches of the Guarantor shall have been conducted with the Delaware Secretary of State, the Massachusetts Secretary of State, Middlesex County, Massachusetts, the Florida Secretary of State, Broward County, Florida, Palm Beach County, Florida, and any other state or jurisdiction as shall be required by Lender. Additionally, lien and judgment searches of Amitek Florida shall have been conducted with the Florida Secretary of State, Broward County, Florida, and Palm Beach County, Florida, and any other state or jurisdiction as shall be required by Lender. The results of the above set forth lien and judgment searches must be satisfactory to Lender, in Lender's sole and absolute discretion. Post closing searches will be required in all jurisdictions.

      (i) Delivery of Other Documents. Borrower shall have delivered, or caused to be delivered to Lender, the other documents required under Article 2 hereof, and shall have also delivered or caused to be delivered to Lender, the following:

            (i) Report on Receivables evidencing that there are adequate Eligible Receivables to support the Initial Advance and each subsequent Advance.

            (ii) Report on all of Borrower inventory evidencing that there is adequate Eligible Inventory to support the Initial Advance and each subsequent Advance.

            (iii) Such policies of liability insurance, flood insurance, worker's compensation insurance, business interruption insurance and hazard insurance (with fire, extended coverage, vandalism and mischief protection) as Lender may reasonably request subject to standard loss-payee's and additional insured's endorsements, as applicable, in the Lender's favor.

            (iv) Such other certification or documentation to be executed by Borrower as may be reasonably required by Lender or Lender's counsel pertaining to the closing of the Initial Advance and all subsequent Advances of the proceeds hereunder, it being understood that all such items shall be promptly delivered prior to Lender's obligation to making further Advances hereunder.

                                    Article 6
                   USE OF LOAN PROCEEDS; MARGIN STOCK

      The proceeds of the Loan shall be used to partially finance the Merger Transactions and to support general working capital requirements of the Borrower. The proceeds of the Term Loan have previously been used by Amitek to finance capital expenditures of Amitek. Borrower does not own any margin securities and no portion of any Advance or any of the Loans will be used for the purpose of reducing or retiring any indebtedness which was originally incurred by Borrower to purchase any margin securities, and neither the making of any and all Loans and Advances, nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System of the United States.

                                    Article 7
                         REPRESENTATIONS AND WARRANTIES

      7.1 Representations and Warranties. Borrower represents and warrants to Lender that, so long as credit remains available to the Borrower or there is any outstanding balance due under any of the Notes as secured by the Loan Documents:

      (a) Borrower and the Guarantor, as applicable, have the power to engage in all the transactions contemplated by this Agreement and have full power, authority and legal right to execute and deliver, and to comply with their respective obligations under the Loan Documents, which documents constitute the valid and legally binding obligations of Borrower and Guarantor, as applicable, enforceable against Borrower and Guarantor in accordance with their respective terms.

      (b) To the best of its knowledge and belief, there is no suit, action, or proceeding pending or threatened against or affecting Borrower, before or by any court, administrative agency or other Governmental Authority which brings into question the validity of the transactions contemplated hereby or would interfere with the ability of Borrower to comply with the terms hereof.

      (c) Borrower is in good standing under the laws of the State of Delaware and under the laws of the State of Florida and Borrower is in good standing and fully qualified and authorized to do business in all states where it conducts business. Borrower, prior to Closing, will deliver to Lender: (i) resolutions certified as true by the secretary of Borrower authorizing Borrower's participation in connection with the transactions contemplated herein and execution of the Notes, and related Loan Documents; (ii) incumbency certificates of Borrower; (iii) certified copies of the Articles of Incorporation and By-laws of Borrower; and (iv) Corporate Certificates of Good Standing for Borrower.

      (d) Except as otherwise disclosed on Exhibit "C" appended hereto and made a part hereof, during the one (1) year period preceding the date of closing, the Borrower has not been known as or used any corporate of fictitious names other than the corporate name of the Borrower on the Closing date. All trade names or styles under which the Borrower sells inventory or equipment or creates Receivables or to which instruments in payment of Receivables are made payable, are set forth on Exhibit "C".

      (e) The Borrower and the Guarantor own or possess all intellectual property required to conduct its businesses as now and presently planned to be conducted without, to their knowledge, conflict with the rights of others.

      (f) Borrower and Guarantor are Solvent after giving effect to the transactions contemplated by the Loan Documents.

      (g) Neither the execution nor delivery of any of the Loan Documents, nor any other document relating hereto, will conflict with or result in a breach of any of the provisions of the Charter, Articles of Incorporation, By-Laws or Partnership Agreement, where applicable, of the Borrower or the Guarantor or of any applicable law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other Governmental Authority, or of any agreement or other instrument to which Borrower or the Guarantor is a party or by which either of them is bound or constitute a default under any thereof, or result in the creation or imposition of any lien, charge or encumbrance upon any property of Borrower, other than those created under this transaction in favor of Lender.

      (h) No consent, approval or other authorization of or by any Governmental Authority is required in connection with the execution or delivery by Borrower or the Guarantor of the Loan Documents, or compliance with the provisions hereof or thereof.

      (i) There are no actions, suits or proceedings pending or, to the knowledge of the Borrower or the Guarantor, overtly threatened against or affecting the Borrower or the Guarantor, at law or in equity, or before or by any Federal, State, Provincial, municipal or other Governmental Authority, which involve any of the transactions herein contemplated or the possibility of any judgment or liability which would result in any material adverse change in the business, operations, properties or assets or in the financial condition of the Borrower or of the Guarantor. Neither the Borrower nor the Guarantor are in default with respect to (a) any judgment, order, writ, injunction or decree or
(b) any rule or regulation of any court or Federal, State, Provincial, municipal or other Governmental Authority, which would have a material adverse effect on its business, properties or condition (financial or otherwise).

      (j) Subject to any limitation stated thereon or by Borrower or the Guarantor in writing, all balance sheets, earnings statements and other financial data which have been or shall hereafter be furnished to the Lender to induce it to enter into this Agreement or otherwise in connection herewith, do or will fairly represent the financial condition of the Borrower and the Guarantor as of the dates and the results of their operations for the period for which the same are furnished to the Lender and have been or will be prepared in accordance with Lender's requirements, and that all other information, reports and other papers and data furnished to the Lender are or will be, at the time the same are so furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give the Lender a true and accurate knowledge of the subject matter. There are no material liabilities of any kind of the Borrower or the Guarantor as of the date of the most recent financial statements which are not reflected therein. There have been no materially adverse changes in the financial condition or operation of the Borrower or the Guarantor since the date of such financial statements. At Lender's request, Borrower and the Guarantor shall provide financial statements prepared in accordance with Lender's requirements, certified by Borrower and the Guarantor or their respective accountants, as applicable, that said financial statements are true and accurate, on an annual basis within one hundred twenty
(120) days of the end of the Borrower's and the Guarantor's fiscal year, as applicable, and on an interim basis as may be required by Lender.

      (k) Borrower will pay all obligations, including tax claims, when due, except such as the Borrower contests in an appropriate proceeding, in which event Borrower shall furnish to Lender, if requested, a bond or other security satisfactory to Lender in an amount sufficient to protect Lender and its interest herein.

      (l) There is no default on the part of Borrower or the Guarantor under this Agreement, the Notes, any of the Security Agreements, the Guaranty, or any of the other Loan Documents.

      (m) The Borrower hereby agrees to indemnify the Lender and to hold the Lender harmless of and from any and all claims for broker's or finder's fees or commissions in connection with the Loans, and agrees to pay all expenses (including but not limited to attorney's fees and expenses) incurred by the Lender in connection with the defense of any action or proceeding brought to collect any such fees and commissions, or otherwise relating to any such broker's claims resulting from or arising out of any claim that the Borrower consulted, dealt or negotiated with the person or entity making such brokerage claim.

      (n) Each Plan, pension, profit sharing or other employee benefit plan, maintained by Borrower and the Guarantor is in material compliance with ERISA, the Code, and all applicable rules and regulations adopted by regulatory authorities pursuant thereto. The Borrower and the Guarantor have filed all material reports required to be filed by ERISA, the Code, and such rules and regulations. In addition, any qualified Plans subject to the minimum funding standards, do not, as of the date hereof, have a funding deficiency, as defined by ERISA. No Reportable Event material in relation to the business operations, property, financial or other conditions of the Borrower or the Guarantor has occurred with respect to any Plan. No tax penalty nor other liability in the aggregate material in relation to business operations, property, or financial conditions of the Borrower or the Guarantor has been assessed against the Borrower or the Guarantor with respect to a Plan.

      (o) Borrower has filed or caused to be filed all tax returns, which to the knowledge of the Borrower, are required to be filed, and has fully paid all taxes shown to be due and payable on said returns or any assessments made against it or its property, and all other taxes, fees, or other charges imposed on it or any of its property by any Governmental Authority. No tax liens have been filed and, to the knowledge of Borrower, no claims are being made or may hereafter be asserted with respect to any such taxes, fees or other charges except for (i) those, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with Generally Accepted Accounting Principles have been provided on the books of Borrower; and (ii) such failures to file or pay such tax liens or claims as could not, in the aggregate, reasonably be expected to have a material adverse effect on the business operations, property or financial or other condition of the Borrower, and can not reasonably be expected to have an adverse effect on the ability of the Borrower to perform any of its obligations in any material respect under this Agreement, the other Loan Documents, or under any other contractual obligation.

      (p) All copies of all documents, reports, and statements heretofore furnished by or on behalf of Borrower and the Guarantor, or in connection with this Agreement, to the Lender are, and those delivered subsequent to the date hereof will be, true and correct copies of the originals of such documents, reports and statements. All matters stated or certified in any written statement, certificate, report or other writing heretofore furnished pursuant to this Agreement by or on behalf of the Borrower and the Guarantor to the Lender are, and all matters stated or certified subsequent to the date hereof will be, true and correct as of the date stated or certified. All such documents, reports, statements, writings and certifications shall be in form and detail satisfactory to the Lender.

      (q) The Borrower and the Guarantor own or lease all of their properties and assets reflected on the balance sheets referred to in Section 7.1(j) hereof.

      (r) All of the properties and assets of the Borrower set forth in Section 7.1(q) are free and clear of all mortgages, pledges, liens, charges and other encumbrances of any nature whatsoever.

      (s) The Borrower and the Guarantor are not in default in the performance, observance of fulfillment of any of the obligations, covenants or conditions contained in any lease for real or personal property, which would have a material adverse affect on their businesses and all such leases are valid and existing and in full force and effect.

      (t) The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940 and any amendments thereto.

      (u) None of the employees of the Borrower or the Guarantor or any of their subsidiaries are subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending, or, to the best knowledge of the Borrower, threatening the Borrower or the Guarantor or any of their subsidiaries, or between the Borrower or the Guarantor (or any of their subsidiaries) and any of their employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the Borrower or the Guarantor.

                                    Article 8
                              COVENANTS OF BORROWER

      8.1 Borrower shall do, or cause to be done, all of the things necessary to preserve, renew and keep in full force and effect, its corporate existence and its rights, licenses, franchises and permits and shall comply with all laws applicable to it, operate its business in a proper and efficient manner, and substantially as presently operated or proposed to be operated, and at all times shall maintain, preserve and protect all franchises and trade names and preserve all property used or useful in the conduct of its business, and keep the same in good repair, working order and condition, and from time to time make or cause to be made any needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

      8.2 Borrower shall at all times maintain true and correct books and records and shall keep its books and records in accordance with Generally Accepted Accounting Principles, and shall furnish, and shall have the Guarantor furnish, the Lender with such financial statements as may be required by Lender on a yearly and interim basis as set forth in this paragraph and other parts of this Agreement.

      8.3 Borrower shall properly pay and discharge (a) all taxes, assessments and governmental charges upon or against Borrower or its assets prior to the date on which penalties are attached thereto, unless, and to the extent, such taxes are being diligently contested in good faith by appropriate proceedings and appropriate reserves therefor have been established; and (b) all lawful claims for labor, materials, supplies, services or anything else which might or could, if unpaid, become a lien or charge upon the properties or assets of the Borrower, unless and to the extent only that the same are transferred to bond, being diligently contested in good faith, and by appropriate proceedings and appropriate reserves therefor have been established.

      8.4 The Borrower shall maintain the Cash Collateral Account, into which all proceeds of Receivables (as collected from the Lockbox and otherwise) will be deposited on a daily basis.

      8.5 The Borrower shall, at its expense, comply with all of the insurance requirements set forth in this Agreement and the Security Agreements throughout the term of the Loans.

      8.6 The Borrower shall indemnify and save harmless Lender from any and all loss or damage of whatsoever kind and from any suits, claims, or demands, including, without limitation,

Lender's reasonable legal fees and expenses, at all trial and appellate levels, on account of any matter or thing arising out of this Agreement or in connection herewith, or on account of any act or omission to act by Borrower in connection with this Agreement and the Loans. The Borrower agrees to pay any and all taxes (other than taxes on or measured by net income of Lender) incurred or payable in connection with the execution and delivery of this Agreement and all Loans, as well as all costs and expenses (including attorneys' fees) incurred by Lender in enforcing this Agreement. Such obligation shall survive repayment of the Loans.

      8.7 Lender shall have the right, from time to time hereafter and until the maturity of the Loans, to secure printed publicity, in the form of tombstone ads or other similar ads, through newspapers and other media concerning the Loans.

      8.8 The Borrower shall: (a) make full and timely payments of the principal and interest due and owing under each of the Notes and the Indebtedness of the Borrower to the Lender, whether now existing or hereafter arising; (b) duly comply with all of the terms and covenants contained in each of the Loan Documents; and (c) at all times maintain the liens and security interests provided for under or pursuant to this Agreement and all other applicable Loan Documents as valid and perfected liens and security interests on the property intended to be covered thereby.

      8.9 The Borrower shall promptly notify the Lender upon the commencement of any action, suit or claim or counter-claim or proceeding against or investigation of the Borrower (except when such alleged liability is fully covered by insurance).

      8.10 Borrower shall pay all indebtedness and obligations promptly and in accordance with its respective terms and pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon it or in respect of its property, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon such property or any part thereof, and timely comply with all applicable laws and governmental rules and regulations.

      8.11 The Borrower shall promptly notify the Lender in writing of: (a) any material assessments by any taxing authorities for unpaid taxes as soon as Borrower has knowledge thereof; and (b) any alleged default by the Borrower in the performance of or any modification of any of the terms and conditions contained in any agreement, mortgage or indenture or instrument to which the Borrower is a party, or which is binding upon the Borrower, and upon any default by the Borrower in the payment of any of its indebtedness.

      8.12 The Borrower shall provide to Lender annual audited financial statements of Borrower, in form and substance acceptable to Lender, prepared in accordance with GAAP, by a national "Big Six" accounting firm acceptable to Lender, in form and substance acceptable to Lender, within one hundred twenty
(120) days following the end of each fiscal year of Borrower.

      8.13 The Borrower shall provide to Lender monthly internally prepared financial statements of Borrower, in form and substance acceptable to Lender, certified by Borrower's chief financial officer as being true and correct in all respects, and otherwise in form and substance acceptable to Lender, within thirty (30) days following the end of each monthly period in each fiscal year of Borrower. In addition to the monthly financial statements, Borrower shall also provide to Lender a Covenant Compliance Certificate in the form attached hereto as Exhibit "D", which certificate shall be provided on a monthly basis within thirty (30) days following the end of each monthly period in each fiscal year of Borrower.

      8.14 The Borrower shall provide to Lender annual audited financial statements of Guarantor, in form and substance acceptable to Lender, prepared in accordance with GAAP, by a national "Big Six" accounting firm acceptable to Lender, in form and substance acceptable to Lender, within one hundred twenty
(120) days following the end of each fiscal year of Guarantor.

      8.15 Borrower shall allow Lender to conduct an audit, examination and inspection of the properties and places of business of Borrower, including the Borrower's books and records (and to make extracts therefrom), and, including an audit confirmation of the accounts receivable balances and ownership interest in the inventory, assets and business property of Borrower. Such audits, examinations and inspections shall be at the sole expense of Borrower. The cost of such audits shall be Four Hundred and 00/100 Dollars ($400.00) per day, plus expenses. Said audits, examinations and inspections shall be conducted on a quarterly basis.

      8.16 Borrower shall allow Lender to conduct appraisals of Borrower's inventory, said appraisals to be conducted by Koll Dove Tech, Inc., or such other firm as shall be acceptable to Lender, said appraisals to be conducted at such times as shall be required by Lender in its sole and absolute discretion, at the sole cost and expense of Borrower; provided however, that so long as the Loans are in good standing and there has been no prior and no then existing Event of Default, the frequency of said appraisals shall not exceed two (2) times per calendar year on a semi-annual basis.

      8.17 Borrower shall provide Lender, within one hundred twenty (120) days after the end of each fiscal year of Borrower, projections reflecting the Borrower's performance for the next two (2) fiscal years including a balance sheet and profit and loss statement, with said projections to be broken down on a monthly basis for the next fiscal year and on an annual basis for the second year.

      8.18 Borrower shall provide to Lender within one hundred twenty (120) days after the end of each fiscal year of Guarantor, projections reflecting the Guarantor's performance for the next two (2) fiscal years including a balance sheet and profit and loss statement, said projections to be broken down on a monthly basis for the next fiscal year and on an annual basis for the second year.

      8.19 Borrower shall provide to Lender monthly an aged analysis of all outstanding Receivables of Borrower, in form and substance acceptable to Lender, within fifteen (15) days following the end of each monthly period in each fiscal year of Borrower.

      8.20 Borrower shall provide to Lender monthly an aged analysis of all outstanding accounts payables of Borrower, in form and substance acceptable to Lender, within fifteen (15) days following the end of each monthly period in each fiscal year of Borrower.

      8.21 Borrower shall provide to Lender monthly an analysis of all inventory of Borrower, in form and substance acceptable to Lender, within fifteen (15) days following the end of each monthly period in each fiscal year of Borrower.

      8.22 Borrower shall provide to Lender a copy of Borrower's backlog report in form and content satisfactory to Lender in Lender's sole and absolute discretion, within fifteen (15) days of the end of each quarterly period in each fiscal year of Borrower.

      8.23 Borrower shall provide to Lender on a semi-annual basis, a complete and updated listing of all of its customers and account debtors, which listing shall include all of the customers' and account debtors' addresses and phone numbers.

      8.24 Borrower shall not sell or convey any of its stock or assets, except in the normal and ordinary course of business, including any merger, consolidation, or reorganization, and there shall be no change in the ownership or management of the Borrower unless consented to in writing by Lender.

      8.25 Borrower shall not incur any capital expenditures in excess of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) in the aggregate from the time of Closing through and including June 30, 2000, or in excess of Three Million and 00/100 Dollars ($3,000,000.00) in the aggregate in any fiscal year thereafter.

      8.26 Borrower shall maintain a Minimum Tangible Net Worth (which is defined as book net worth plus subordinated debt (which may not exceed the sum of One Million Nine Hundred Fifty-Six Thousand and 00/100 Dollars ($1,956,000.00) for purposes of this calculation) minus good will (intangibles)) of not less than Two Million and 00/100 Dollars ($2,000,000.00) from the date of Closing through and including September 29, 1999; not less than Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) from September 30, 1999 through and including December 30, 1999; not less than Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) from December 31, 1999 through and including June 29, 2000; and not less than Five Million and 00/100 Dollars ($5,000,000.00) from June 30, 2000 and at all times thereafter.

       8.27 Borrower shall maintain a Current Ratio (which is defined as current assets divided by current liabilities, it being acknowledged that for purposes of this calculation the Loan is considered a current liability) of not less than
1.00 to 1 from the date of Closing through and including June 29,2000; and not less than 1.05 to 1 from June 30,2000 and at all times thereafter.

       8.28 Borrower shall maintain a Debt Ratio (which is defined as consolidated total liabilities divided by tangible net worth) of not greater than 14.00 to 1 from the time of Closing through and including September 29, 1999; not greater than 10.50 to 1 from September 30, 1999 through and including December 30, 1999; not greater than 8.00 to 1 from December 31, 1999 through and including June 29,2000; and not greater than 5.50 to 1 from June 30,2000 and at all times thereafter.

      8.29 Borrower shall maintain an Interest Coverage Ratio (which is defined as earnings before interest and taxes minus extraordinary gain divided by interest expense) of not less than 1.00 to 1 from the time of Closing through and including December 30,1999, not less than 2.00 to 1 from December 31, 1999 through and including June 29,2000; and not less than 2.50 to 1 from June 30, 2000 and at all times thereafter. The Interest Coverage Ratio will be tested on a rolling twelve (12) month basis.

      NOTE: Compliance with the above set forth covenants shall be tested on a monthly basis excepting for Capital Expenditures and Tangible Net Worth, which shall be tested on an annual basis.

      8.30 The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligation of any other person, firm or corporation without Lender's prior written consent, which consent shall be in Lender's sole discretion.

      8.31 The Borrower will not authorize, issue, grant or sell any shares of its capital stock without prior written approval of Lender.

      8.32 Borrower shall not incur any additional indebtedness (secured or unsecured) or lease commitments during the term of the Loans in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate in each fiscal year, without the prior written approval of Lender, which approval shall be in Lender's sole discretion.

      8.33 Borrower shall not make any loans to officers, directors and/or employees of Borrower in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00) in the aggregate in each fiscal year during the term of the Loans, without the prior written approval of Lender, which approval shall be in Lender's sole discretion. Borrower shall not convey or transfer any cash, assets or property to any affiliate, subsidiary or related entity of the Borrower at any time during the term of the Loans.

      8.34 Borrower shall not declare or pay any dividends during the term of the Loans.

      NOTE: In connection with the above, all accounting terms used shall be construed in accordance with GAAP.

      8.35 There shall be no subordinate financing of any of the property encumbered by the Security Agreements, or otherwise included in any collateral pledged as security for the Loans ("Collateral"), and, no changes in the borrowing entity without Lender's prior written approval.

      8.36 The Borrower shall give the Lender prompt written notice of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency, the outcome of which might adversely affect the operations or financial condition of the Borrower or the Guarantor or adversely affect the ability of the Borrower or the Guarantor to perform their respective obligations under the Loan Documents.

      8.37 The Borrower shall give Lender prompt written notice of any Event of Default hereunder, or any event of default with respect to its or the Guarantor's obligations under any of the other Loan Documents to which it or the Guarantor is a party, indicating the nature and status thereof and the action which the party giving such notice proposes to take with respect thereto.

      8.38 Borrower shall not directly or indirectly engage in any business activity which would represent a material change from the kind of business activity currently engaged in by it, which in the aggregate would have a substantial and material effect on the Borrower's businesses, without the prior written consent of Lender, which consent shall be in Lender's sole discretion.

      8.39 Borrower shall provide to the Lender all information reasonably necessary for the Lender to verify the credit standing of Borrower and Guarantor during the term of the Loans.

      8.40 The Borrower shall establish no additional employee benefit plans of any nature without the prior written consent of the Lender, which consent shall not be unreasonably withheld. Each pension, profit sharing, or other employee benefit plan, at anytime, maintained by the Borrower, shall be in material compliance with ERISA, the Code and all applicable rules and regulations adopted by regulatory authorities, pursuant thereto. The Borrower will cause to be filed all material reports required to be filed by ERISA, the Code and such rules and regulations.

      8.41 The Borrower within ten (10) days after written request from the Lender, will furnish a written statement in form satisfactory to the Lender, duly acknowledged: (i) setting forth the unpaid principal balance of, and the interest and other sums due on, the Indebtedness evidenced by the Notes and/or secured by any of the other Loan Documents; (ii) stating whether or not any offsets or defenses exist against the payments due under the Notes or any of the other Loan Documents; (iii) stating the current maturity date of the Notes; and
(iv) setting forth such other information as the Lender may request from time to time.

      8.42 The Borrower will not assume, guaranty, endorse or otherwise become directly or contingently liable in connection with any obligation of any other person, firm or corporation without Lender's prior written consent, which consent shall be in Lender's sole discretion.

      8.43 The Borrower shall notify the Lender immediately of any change in the name of the Borrower, the principal place of business of the Borrower, the office where the books and records of the Borrower are kept or any change in the registered agent of the Borrower for the purpose of service of process.

      8.44 The Borrower shall use the funds borrowed by the Borrower under this Agreement solely for the purposes set forth in this Agreement. Additionally, Borrower shall not transfer any funds borrowed by the Borrower under this Agreement or any other funds of Borrower to the Guarantor, or to any other affiliated or subsidiary corporation of the Borrower, during the term of this Agreement.

                                    Article 9
                                EVENTS OF DEFAULT

      9.1 Events of Default. Each of the following is an Event of Default hereunder:

      (a) If Borrower fails to pay any installment of interest or principal under either of the Notes when the same shall become due, subject to any applicable grace period(s) set forth in either Note, if and as applicable;

      (b) The dissolution, termination of existence, merger, consolidation or reorganization of Borrower;

      (c) Intentionally deleted.

      (d) If there occurs any default or Event of Default under any other term of this Agreement, either of the Notes, any of the Security Agreements, the Guaranty or any of the other Loan Documents relating hereto or thereto, subject to any applicable notice and/or cure periods set forth therein, if any;

      (e) If any representation or warranty of Borrower hereunder shall prove to be incorrect in any material respect;

      (f) The commencement of levy, execution or attachment proceedings against Borrower, or any principal thereof, or Guarantor, or the application for or appointment of a liquidator, receiver, custodian, sequester, conservator, trustee, or other similar judicial officer (and such appointment continues for a period of forty-five (45) days), or the insolvency, in the bankruptcy or equity sense, of Borrower, any principal thereof, or Guarantor;

      (g) The assignment for the benefit of creditors, or the admission in writing of any inability to pay any debts generally as they become due, or ordering the winding up or liquidation of its affairs, by Borrower, any principal thereof, or Guarantor, or the commencement of a case by or against Borrower, any principal thereof, or Guarantor, under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar law, state or federal;

      (h) The determination by Borrower, any principal thereof, or Guarantor to request relief under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar proceeding, provincial, state or federal, including without limitation the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for it or for any of its respective property or assets;

      (i) There shall have occurred any material adverse change in the financial condition of Borrower or the Guarantor;

      (j) The issuing of any attachment or garnishment, or the filing of any lien against the Collateral, or the pledge, assignment, transfer or granting of a security interest by the Borrower of any equity in any of the Collateral without the written consent of the Lender;

      (k) The taking of possession of any substantial part of the property of the Borrower or the Guarantor at the instance of any Governmental Authority;

      (l) Falsity in any material respect of, or any material omission in, any representation or statement made to Lender by or on behalf of the Borrower or Guarantor in connection with the Loans;

      (m) If the Borrower shall have failed to comply with any other agreement, covenant, condition, provision or term contained in this Agreement, subject to notice and a fifteen (15) day right to cure;

      (n) There shall be entered against Borrower or Guarantor one or more judgments or decrees;

      (o) There shall occur an Event of Default by the Borrower in the performance of its obligations under the Indebtedness, or under any other loan agreement with the Lender and/or any other lender;

      (p) There shall occur any default in the payment or performance of any obligation of the Guarantor arising under its Guaranty, or pursuant to any of the Loan Documents, subject to any applicable notice and cure period provided in said documents, if any; or

      (q) If at any time Lender deems itself insecure for any reason whatsoever (notwithstanding any grace period in any Loan Documents), or if any change or event shall occur which in Lender's judgment impairs any security for the Loans, increases Lender's risk in connection with the Loans, or indicates that Borrower or the Guarantor may be unable to perform their respective obligations under any of the Loan Documents.

                                   Article 10
                                    SET-OFFS

      In addition to any other rights the Lender may have at law or in equity, if Borrower becomes insolvent howsoever evidenced, or any Event of Default occurs and is continuing, any indebtedness from the Lender to Borrower, and any other property of Borrower held by the Lender, may be set-off and applied towards the payment of the Indebtedness of the Borrower under this Agreement (including, but not limited to all Indebtedness evidenced by the Notes) to the Lender, including, without limitation, any note payable to the Lender, whether or not such Indebtedness of the Borrower to the Lender on such note or any part thereof shall then be due.

                                   Article 11
                   LENDER'S REMEDIES IN EVENT OF DEFAULT

      11.1 Upon the occurrence of any Event of Default, subject only to any notice requirement and grace period expressly provided in the Notes, the Security Agreements, or any other Loan Documents, if any, the Lender shall be entitled to all of its rights and remedies hereunder, at law or in equity and under the Notes, the Security Agreements, and any of the other Loan Documents, including, without limitation, the right to declare the outstanding principal balance of the Notes, the accrued interest thereon, and all other obligations of the Borrower to the Lender under this Agreement, the other Loan Documents or otherwise to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes or any of the other Loan Documents to the contrary notwithstanding, and the Lender's obligation to make any additional Advances hereunder shall be permanently terminated.

      11.2 Lender may proceed directly against the Guarantor, with or without exercising its rights against the Borrower, and obtain judgments against the Guarantor.

      11.3 All of the remedies herein given to Lender or otherwise available to it shall be cumulative and may be exercised concurrently. Failure to exercise any of the remedies herein provided shall not constitute a waiver thereof by Lender, nor shall use of any such remedies prevent the subsequent or concurrent resort to any other remedy or remedies which shall be vested in Lender by this Agreement or at law or in equity. To be effective, any waiver by Lender must be in writing and such waiver shall be limited in its effect to the condition or default specified therein; but no such waiver shall extend to any subsequent condition or default or impair any right consequent thereon.

                                   Article 12
                               TAX INDEMNIFICATION

      Borrower hereby agrees to and does hereby indemnify and hold harmless Lender of and from any and all liability in connection with payment of any and all intangible, documentary stamp, transfer, recording and other taxes due and owing to the State of Florida, and all other applicable jurisdictions in connection with the execution, delivery and/or enforcement of this Agreement, the Notes, the Security Agreements, and all associated Loan Documents, together with all penalties and interest associated therewith, if any. Accordingly, Borrower does hereby authorize Lender to reimburse itself for any such taxes that Lender pays upon behalf of Borrower from the proceeds under the Note, in the event Lender, at any time, in its sole discretion, deems it necessary to pay such taxes, together with any penalties and interest associated therewith. This indemnification shall survive repayment of the Loans.

                                   Article 13
                    CROSS-DEFAULT AND CROSS-COLLATERALIZATION

      It is agreed, acknowledged and understood that the Loans, as evidenced by the Notes and the Loan Documents, are cross-defaulted such that an event of default by Borrower under either of the Notes or any of the Loan Documents shall be and constitute a default under all of the Notes, this Agreement and all of the Loan Documents entitling Lender to exercise all remedies provided herein and in the Loan Documents in connection with the Notes, the Indebtedness and all obligations associated therewith.

      It is additionally agreed, acknowledged and understood that the Loans, as evidenced by the Notes and the Loan Documents, are cross-collateralized such that no collateral which secures the Loans shall be released without the Lender's prior written consent, which consent shall be in Lender's sole and absolute discretion, until such time as all of the Notes are paid and satisfied in full.

                                   Article 14
                                  MISCELLANEOUS

      14.1 Verification of Facts. Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts, and Lender shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or non-existence.

      14.2 No Levy or Attachment. No part of the Loans will be, at any time, subject or liable to attachment or levy at the suit of any creditor of Borrower or of any other interested party, or at the suit of any contractor, subcontractor, sub-subcontractors or materialman, or any of their creditors.

      14.3 Severability. If performance of any provision hereof or any transaction related hereto is limited by law, then the obligation to be performed shall be reduced accordingly, and if any clause or provision herein contained operates or would operate to invalidate this Agreement in part, then the invalid part of said clause or provisions only shall be held for naught as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.

      14.4 Waiver. If Lender shall waive any provisions of the Loan Documents, or shall fail to enforce any of the conditions or provisions of this Agreement, such waiver shall not be deemed to be a continuing waiver, and shall never be construed as such, and Lender shall thereafter have the right to insist upon the enforcement of such conditions or provisions. Furthermore, no provision of this Agreement shall be amended, waived, modified, discharged or terminated except by instrument in writing, signed by the parties hereto.

      14.5 Entire Agreement. This Agreement and the documents expressly referred to herein embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter. This Agreement may be changed, waived, discharged, or terminated only by an instrument in writing duly executed by the party against which enforcement of such change, waiver, discharge, or termination is sought.

      14.6 No Violation. Anything in this Agreement to the contrary notwithstanding, the Lender shall not be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

      14.7 Notices. All notices given hereunder shall be in writing and addressed as follows:

            (a)  Lender:       NATIONAL BANK OF CANADA
                               5100 Town Center Circle, Suite 430
                               Boca Raton, Florida 33486
                               Attention: Jean E. Page, Vice President

                 with copy to: Gary S. Singer, Esquire
                               MOMBACH, BOYLE & HARDIN, P.A.
                               500 East Broward Boulevard, Suite 1950
                               Fort Lauderdale, Florida 33394

            (b)  Borrower:     AMITEK CORPORATION
                               1701 Clint Moore Road
                               Boca Raton, Florida 33487

                 with copy to: John J. Madden, Esquire
                               HEMENWAY & BARNES
                               60 State Street, Eighth Floor
                               Boston, Massachusetts 02109

            (c)  Guarantor:    CENTURY ELECTRONICS MANUFACTURING, INC.
                               274 Ceder Hill Road
                               Marlborough, Massachusetts 01752
                               Attn: Les Sainsbury, CEO and President

      14.8 Reproduction of Documents. This Agreement, the Loan Documents and all other documents relating hereto or thereto may be reproduced by the Lender, and, the Lender may destroy any original documents so reproduced. The Borrower agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any jurisdiction or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Lender in the regular course of business) and that any enlargement, facsimile, or further reproduction of said document shall likewise be admissible in evidence.

      14.9 No Partnership or Control. In no event shall the Lender's rights hereunder or under any of the Loan Documents grant the Lender the right to or be deemed to indicate that the Lender is in control of the business, management or properties of the Borrower, or has power over the daily management functions and operating decisions made by the Borrower. The Lender is the Lender only and shall not be considered a shareholder, joint venturer or partner of the Borrower.

      14.10 Headings. The headings preceding the text of the sections of this Agreement are used solely for convenience of reference and shall not affect the meaning, construction, or effect of this Agreement.

      14.11 Assignment or Participation by Lender. Lender shall have the right at any time to convey or assign the Loans or any portion thereof, and, additionally, shall have the right to sell a participation in the Loans to another lending institution at any time that the Loans are outstanding, in any amount as solely determined by Lender, and Lender is hereby authorized to release all financial information of the Borrower to said assignee or participating lender(s).

      14.12 No Assignment by Borrower. Borrower shall not assign this Agreement without the prior written consent of Lender, and any assignment in violation hereof shall be of no force and effect and shall constitute an Event of Default herein. Subject to the previous sentence, this Agreement shall extend to and bind the parties hereto, and their respective successors and assigns.

      14.13 Survival of Representations and Warranties. Except as otherwise noted herein, all covenants, agreements, representations and warranties made herein and in the Loan Documents shall survive the respective dates of effectiveness thereof and shall continue in full force and effect so long as the Loan Documents, or any of them, remain in effect or any of the obligations evidenced thereby are outstanding and unpaid.

      14.14 Conflicts. In the event of any conflict, inconsistency or ambiguity between the provisions of this Agreement and the provisions of the Notes, the Security Agreements, the Guaranty or any other Loan Documents, the provisions of this Agreement shall control and prevail.

      14.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. Any term used herein shall be equally applicable to both the singular and plural forms.

      14.16 Expenses. Borrower will pay all reasonable out-of-pocket expenses incurred by Lender in connection with the preparation of the Loan Documents (whether or not the transactions contemplated hereby shall be consummated), the making of the Loans, the enforcement and protection in any legal or equitable proceeding of the rights of the Lender in connection with the Loan Documents, and in connection with any action or claim under the Loan Documents including the

Notes, or in any way related thereto, including, without limitation, the reasonable fees and disbursements of counsel of the Lender.

      14.17 No Usury. It is the intention of the parties hereto to comply with the usury laws of applicable governmental authorities; accordingly, it is agreed that, notwithstanding any provision to the contrary in the Notes, this Loan Agreement or any of the other documents securing payment thereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by law. In determining the maximum rate allowed, Lender may take advantage of any state or federal law, rule or regulation in effect from time to time which may govern the maximum rate of interest which may be charged. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in the Notes, this Loan Agreement or in any of the other documents securing payment thereof or otherwise relating hereto, then in such event: (a) the provisions of this paragraph shall govern and control; (b) neither Borrower nor its heirs, personal representatives, successors or assigns or any other party liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by law; (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount of the Notes or refunded to Borrower; and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under the applicable usury laws.

      14.18 Waiver. The Borrower hereby waives any right to require a proceeding first against any other party providing collateral, or to exhaust any security for the performance of the Indebtedness. The Borrower further covenants that no security now or subsequently held by the Lender for the payment of the Indebtedness evidenced by the Notes made by Borrower under this Agreement, or for the payment of any other Indebtedness of Borrower to the Lender under this Agreement or the other Loan Documents, whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, and no act, omission or other conduct of the Lender in respect of such security (excluding fraud, gross negligence or willful misconduct), shall affect in any manner whatsoever the unconditional obligation of the Borrower under this Agreement and the Notes, and the Lender may release, exchange, enforce, apply the proceeds of and otherwise deal with any such security without affecting in any manner the unconditional obligation of the Borrower under this Agreement and the Notes.

      Without limiting the generality of the foregoing, such obligations, and the rights of the Lender to enforce the same, by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Borrower or others, or (ii) any change in the ownership of any of the capital stock of the Borrower or any other party providing collateral for any of the Indebtedness, or any of their respective affiliates.

      The Borrower hereby waives to the fullest extent possible under applicable law:

            (a) any defense based upon the doctrine of marshalling of assets or upon an election of remedies by the Lender, including, without limitation, an election to proceed by nonjudicial rather than judicial foreclosure;

            (b) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; and

            (c) any other event or action (excluding the Borrower's compliance with the provisions hereof) that would result in the discharge by operation of law or otherwise of the Borrower from the performance or observance of any obligation, covenant or agreement contained in this Agreement, the Notes or any other Loan Documents.

      14.19 Indemnification. The Borrower shall indemnify and hold harmless the Lender, and its directors, officers, employees and agents against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Lender is a party thereto) which it may pay or incur arising out of or relating to, directly or indirectly, this Agreement, the Notes, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loans hereunder.

      14.20 Applicable Law. This Agreement shall be governed by and construed in accordance with the internal statutes and laws of the State of New York (other than with respect to conflicts of laws), but giving effect to federal laws applicable to national banks to the extent applicable, except as required by mandatory provisions of laws and except to the extent that the validity or perfection of the security interest created hereby, or remedies hereunder, in respect of the Property or any other particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

      14.21 Year 2000 Compatibility. Borrower shall take all actions necessary to assure that Borrower's computer based systems are able to operate and effectively process data including dates on and after January 1, 2000. At the request of Lender, Borrower shall provide Lender assurance acceptable to Lender of Borrower's Year 2000 compatibility. Borrower hereby covenants and agrees that all of Borrower's information systems, including without limitation, all computer hardware and software, networks, databases, and all other electronic data storage, retrieval and computation hardware, software and devices of any kind (collectively, the "Information Systems), have been and/or will be updated and modified to accommodate and conform to the Year 2000 date change, and are and/or will be in full compliance with any and all federal, state and local laws, regulations and ordinances relating to the same, whether now in effect, or hereafter enacted (collectively, the "Information System Laws").

      Borrower hereby agrees, unconditionally, absolutely, and irrevocably to indemnify, defend, and hold harmless Lender, its affiliates, successors, assigns, and its officers, directors, employees, and agents against and in respect of any loss, liability, cost, injury, expense, or damage of any and every kind whatsoever (including without limitation, court costs and attorneys' fees and expenses) which at any time or from time to time maybe suffered or incurred, directly or indirectly, in connection with, with respect to, or as a direct or indirect result of the failure of Borrower to update or modify its Information Systems to accommodate and conform to the Year 2000 date change and/or fully comply with all Information System Laws including, without limitation, any losses, liabilities, damages, injuries, costs, expenses, or claims asserted or arising under the Information System Laws, whether now known or unknown.

      14.22 THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ALL STATE AND FEDERAL COURTS SITTING IN NEW YORK COUNTY, NEW YORK, AND AGREES THAT ALL SUMMONS AND OTHER COURT PROCESS ISSUED BY SAID COURTS MAY BE SERVED UPON THE BORROWER, WITHIN OR OUTSIDE OF SAID COURTS' TERRITORIAL JURISDICTION, BY MAILING THE SAME, BY REGISTERED OR CERTIFIED MAIL, OR BY PERSONAL SERVICE, TO THE BORROWER AT ITS ADDRESS SPECIFIED HEREIN.

      IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT NO SUIT OR ACTION SHALL BE COMMENCED BY BORROWER, OR BY ANY SUCCESSOR, PERSONAL REPRESENTATIVE OR ASSIGN OF BORROWER, WITH RESPECT TO THE LOANS, THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENTS, OTHER THAN IN A STATE COURT OF COMPETENT JURISDICTION IN AND FOR NEW YORK COUNTY, NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT IN THE UNITED STATES IN WHICH THE PRINCIPAL PLACE OF BUSINESS OF THE LENDER IN THE STATE OF NEW YORK IS SITUATED, AND NOT ELSEWHERE. NOTHING CONTAINED IN THIS PARAGRAPH SHALL PROHIBIT THE LENDER FROM INSTITUTING SUIT IN ANY COURT OF COMPETENT JURISDICTION FOR THE ENFORCEMENT OF ITS RIGHTS HEREUNDER, IN THE NOTES, IN THE SECURITY AGREEMENTS, OR IN ANY OTHER LOAN DOCUMENT.

      14.23 Waiver and Release. AS A MATERIAL INDUCEMENT FOR THE LENDER TO EFFECTUATE THE LOANS AND THE LENDER TO EXECUTE THIS AGREEMENT, THE BORROWER DOES HEREBY RELEASE, WAIVE, DISCHARGE, COVENANT NOT TO SUE, ACQUIT, SATISFY AND FOREVER DISCHARGE THE LENDER, ITS OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS AND ITS AFFILIATES AND ASSIGNS FROM ANY AND ALL LIABILITY, CLAIMS, COUNTERCLAIMS, DEFENSES, ACTIONS, CAUSES OF ACTION, SUITS, CONTROVERSIES, AGREEMENTS, PROMISES AND DEMANDS WHATSOEVER IN LAW OR IN EQUITY WHICH THE BORROWER EVER HAD, NOW HAS, OR WHICH ANY PERSONAL REPRESENTATIVE, SUCCESSOR, HEIR OR ASSIGN OF THE BORROWER HEREAFTER CAN, SHALL OR MAY HAVE AGAINST THE LENDER, ITS OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS, AND ITS AFFILIATES AND ASSIGNS, FOR, UPON OR BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER, THROUGH THE DATE HEREOF. THE BORROWER FURTHER EXPRESSLY COVENANTS WITH AND WARRANTS UNTO THE LENDER AND ITS AFFILIATES AND ASSIGNS, THAT THERE EXIST NO CLAIMS,

COUNTERCLAIMS, DEFENSES, OBJECTIONS, OFFSETS OR CLAIMS OF OFFSET AGAINST THE LENDER OR THE OBLIGATION OF THE BORROWER TO PAY THE LENDER ALL AMOUNTS OWING UNDER THE NOTES, THIS LOAN AGREEMENT, AND ALL ASSOCIATED LOAN DOCUMENTS AS AND WHEN THE SAME BECOME DUE AND PAYABLE.

      14.24 Amended and Restated Agreement. THIS AGREEMENT AMENDS AND RESTATES THE ORIGINAL LOAN AGREEMENT SUCH THAT THE SECURITY INTERESTS, RIGHTS, DUTIES AND OBLIGATIONS OF THE BORROWER AND THE LENDER CREATED BY THE ORIGINAL LOAN AGREEMENT ARE NOT EXTINGUISHED, BUT ARE REAFFIRMED AND REMAIN IN FULL FORCE AND EFFECT AS MODIFIED BY AND AS PROVIDED IN THIS AMENDED AND RESTATED LOAN AGREEMENT.


                          INTENTIONALLY LEFT BLANK

      WAIVER OF JURY TRIAL. LENDER AND BORROWER HEREBY MUTUALLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED OR TO BE EXECUTED IN CONJUNCTION HEREWITH, UNDER ANY OF THE LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF EITHER PARTY. THE BORROWER ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE LENDER IN ACCEPTING THIS AGREEMENT, AND, THAT THE LENDER WOULD NOT HAVE ACCEPTED THIS AGREEMENT WITHOUT THIS JURY TRIAL WAIVER, AND, THAT THE UNDERSIGNED HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY REGARDING THIS JURY TRIAL WAIVER, AND, UNDERSTANDS THE LEGAL EFFECT OF THIS JURY TRIAL WAIVER.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


Signed, sealed and delivered in            BORROWER:
the presence of:
                                           AMITEK CORPORATION, a Delaware
                                           corporation


/s/ Teresa A. Belmonte                     By: /s/ James M. Roller
----------------------------------             -----------------------------

                                           Title: Secretary & Treasurer
----------------------------------                --------------------------


                                                      (Corporate Seal)

                                           LENDER:

                                           NATIONAL BANK OF CANADA,
                                           a Canadian Chartered Bank


/s/ Teresa A. Belmonte                     By: /s/ Jean Page
----------------------------------             -----------------------------

                                           Title: V.P.
----------------------------------                --------------------------

COMMONWEALTH OF MASSACHUSETTS )
COUNTY OF SUFFOLK             )

      The foregoing instrument was acknowledged before me this 30th day of July, 1999, by James M. Roller as Secretary & Treasurer and on behalf of AMITEK CORPORATION, a Delaware corporation, who |_| is personally known to me or |_| produced his/her driver's license as identification.


                                                /s/ Beth A. Good
                                                ------------------------------
                                                NOTARY PUBLIC
                                                Commonwealth of Massachusetts
                                                Print/Type/Stamp Name:
                                                Commission Expiration Date:
                                                Notary Seal:

                                                            [NOTARY'S STAMP]

COMMONWEALTH OF MASSACHUSETTS )
COUNTY OF SUFFOLK             )

      The foregoing instrument was acknowledged before me this 30th day of July, 1999, by Jean Page, as Vice President of and on behalf of NATIONAL BANK OF CANADA, a Canadian Chartered Bank, who |_| is personally known to me or |_| produced his/her driver's license as identification.


                                                /s/ Beth A. Good
                                                ------------------------------
                                                NOTARY PUBLIC
                                                Commonwealth of Massachusetts
                                                Print/Type/Stamp Name:
                                                Commission Expiration Date:
                                                Notary Seal:

                                                            [NOTARY'S STAMP]

                                    EXHIBITS

Description                                          Exhibit
-----------                                          -------

Remittance Report .................................    A

Borrowing Base Certificate ........................    B

Fictitious Names ..................................    C

Financial Covenant Compliance Certificate .........    D

                                REMITTANCE REPORT

      To Commercial Finance Department                Company___________________

                                                      Prepared By_______________

      [LOGO] NATIONAL BANK OF CANADA                  EOT_______________________
                                                             BANK USE ONLY

This Form To Be Used To Report Detail of Lockbox, Depository Transfer Check, Wire Transfer or Correspondent Bank Transfer. This Form Must Be Completed For Each Day's Remittance.

                  DETAIL MUST BE ATTACHED OR SHOWN ON REVERSE.
--------------------------------------------------------------------------------
                                FOR BANK USE ONLY

                     FORMAT          |0|8|R| |C|M|L|

                     OBLIGOR NO.     |_|_|_|_|-|_|_|_|_|

                     COLLATERAL NO.  |0|3|_|_|_|_|

--------------------------------------------------------------------------------

                          PLEASE TYPE OR PRINT CLEARLY

DATE OF REMITTANCE ................  |_|_|-|_|_|-|_|_|

REMITTANCE REPORT NUMBER ..........  |_|_|-|_|_|_|_|_|
                                     (MO.)

1. GROSS REDUCTION TO ACCOUNTS RECEIVABLE ...........  |_|,|_|_|_|,|_|_|_|.|_|_|
      (To Be Reported on Line 3A
          on Borrowing Base)

2. LESS DISCOUNTS .................  |_|,|_|_|_|,|_|_|_|.|_|_|

3. LESS OTHER (EXPLAIN ON BACK) ...  |_|,|_|_|_|,|_|_|_|.|_|_|

4. TOTAL NONCASH REDUCTIONS TO ACCOUNTS
   RECEIVABLE (2+3) .................................  |_|,|_|_|_|,|_|_|_|.|_|_|
                                                       -------------------------

5. ACCOUNTS RECEIVABLE CASH (1-4) ...................  |_|,|_|_|_|,|_|_|_|.|_|_|

6. PLUS: CASH NOT RELATED TO
   ACCOUNTS RECEIVABLE (EXPLAIN ON BACK) ............  |_|,|_|_|_|,|_|_|_|.|_|_|
                                                       -------------------------

7. TOTAL CASH REMITTED (5+6) ........................  |_|,|_|_|_|,|_|_|_|.|_|_|
      (To Be Reported on Line 17                       =========================
          On Borrowing Base)

THE UNDERSIGNED HEREBY CERTIFIES THAT ALL CASH RECEIPTS, DISCOUNTS, AND OTHER REDUCTIONS TO ACCOUNTS RECEIVABLE PREVIOUSLY UNREPORTED TO NATIONAL BANK OF CANADA ARE SHOWN ABOVE AND THAT THE BORROWER IS NOT IN DEFAULT UNDER THE SECURITY AGREEMENT, OR ANY SUBSEQUENT AGREEMENTS, BETWEEN THE BANK AND BORROWER.


                                    AUTHORIZED SIGNATURE _______________________

                                   EXHIBIT "A"

                            REMITTANCE DETAIL REPORT       Remittance No. ______

---------------------------------------------------------------------------------------------
Customer     Reference     Gross Reduction                                    A/R
  Name        Number          To A/R          Discount        Other           Cash
---------------------------------------------------------------------------------------------

                                                                            $
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------
                           Enter Line 1     Enter Line 2    Enter Line 3     Enter Line 5
                           on Remittance    on Remittance   on Remittance    on Remittance
                           ------------------------------------------------------------------
Cash Not Related To Accounts Receivable
     To Be Applied To Loan Only
----------------------------------------------------------------------------
                                                    $
----------------------------------------------------------------------------
EXPLANATION
----------------------------------------------------------------------------
EXPLANATION
---------------------------------------------------------------------------------------------
EXPLANATION               Sub Total: Cash Not Related to A/R  Enter Line 6
                                                              on Remittance
                                                                            -----------------
                                         Total Cash Remitted  Enter Line 7
                                                              on Remittance  $
                                                                            -----------------

                      [LOGO] NATIONAL CANADA FINANCE CORP.

                           BORROWING BASE CERTIFICATE

                                                       EOT# ____________________

                                                     Format |_|_|R|-|C|M|L|

                                                   Obigor # |_|_|_|_|-|_|_|_|_|

                                                   Collat # |0|3|_|_|_|_|

                                                 As of Date |_|_|-|_|_|-|_|_|
                                                            Bank Use Only
CUSTOMER NAME: _____________________________     -------------------------------

                                                                CERTIFICATE NUMBER: _____________

1. ACCOUNTS RECEIVABLE CONTROL (Line 6 of previous Certificate dated ___________)   $____________

2. Additions to Accounts Receivable Control since last Certificate

   (A) New Sales   Dated: ________ - _________                     $____________

   (B) Other Additions  (Explain on back)                           ____________

   (C)  TOTAL ADDITIONS                                                             +____________

3. Reductions to Accounts Receivable Control since last Certificate

   (A) Gross Reductions (Line 1 of Remit # ________ - _________    $____________

   (B) Credit Memos issued since last Certificate                   ____________

   (C) Other Reductions since last Certificate (Explain on back)    ____________

   (D)  TOTAL REDUCTIONS                                                            -____________

4. Accounts Receivable Control (Line 1 plus 2C minus 3D)                            $
                                                                                     ============

5. Adjustment to Accounts Receivable Control (See instructions
   and explain on back)                                                           +/-____________

6. ADJUSTED ACCOUNTS RECEIVABLE CONTROL                                             $
                                                                                     ============
7. Total Ineligible Accounts (Line 5 of previous Recapitulation
   dated __________)                                                                -____________

8. Eligible Accounts Receivable (Line 6 minus 7)                                    $
                                                                                     ============

9. Accounts Receivable Availability (______% of line 8)                             $____________

10. Inventory Availability (Line 13 of previous Recapitulation; Inventory
    dated ___________)                                                              +____________

11. Other Availability: ________________________________________________________    +____________

12. Other Availability: ________________________________________________________    +____________

13. Holdbacks for Letters of Credit and Acceptances or Other as detailed in
    schedule on back                                                                -____________

14. Total Gross Availability
        (The lesser of the totals of lines 9, 10, 11, 12 and 13
         or Creditline of $________________)                                        $
                                                                                     ============

15. Beginning Loan Balance (Line 19 of previous Certificate dated __________)       $____________

16. Plus Borrowing requested                                                        +____________

17. Less Cash remitted against Loan since last Certificate
    (Reported on line 7 of Remit)
    (Note: Remittance numbers should correspond to those noted above on line 3A)

    Remit # _______ Amt $ ____________ Remit # _______ Amt $ ____________
    Remit # _______ Amt $ ____________ Remit # _______ Amt $ ____________
    Remit # _______ Amt $ ____________ Remit # _______ Amt $ ____________

      TOTAL CASH REMITTED                                                           -____________

18. Adjustments to Loan Balance (Explain clearly on back)                          +/-___________

19. New Loan Balance (Line 15 plus 16 less 17 plus/minus 18)                        $
                                                                                     ============

20. Net Availability (Line 14 minus line 19)                                        $
                                                                                     ============

Certification:

(A) Borrower hereby certifies that they are not in default under the Security Agreement or any of the Borrower's liabilities.

(B) No Remittances have been received from or returns and allowances granted to any debtors whose accounts have been assigned to the National Canada Finance Corp. other than previously reported.

(C) We hereby assign to National Canada Finance Corp. all accounts which came into existance since our last Certificate, and all rights, title and interest of the undersigned in and to the goods represented thereby, and all monies due or to become due thereby.

                                                   _____________________________
                                                              (Date)

                                                   _____________________________
                                                       (Authorized Signature)

EXHIBIT "B"

Explanation of Line 2B "Other Additions":
___________________________________________________________________  $__________
___________________________________________________________________  ___________
___________________________________________________________________  ___________
___________________________________________________________________  ___________
___________________________________________________________________  ___________
___________________________________________________________________  ___________
___________________________________________________________________  ___________
     Total "Other Additions" as shown on Line 2B on Front            $
                                                                      ==========

Explanation of Line 3C "Other Reductions"
___________________________________________________________________  $__________
___________________________________________________________________  ___________
___________________________________________________________________  ___________
___________________________________________________________________  ___________
___________________________________________________________________  ___________
___________________________________________________________________  ___________
___________________________________________________________________  ___________
     Total "Other Reductions" as shown on Line 3C on Front           $
                                                                      ==========

Explanation of Line 5 "Adjustment to Accounts Receivable Control" ___________________________________________________________________ $__________
___________________________________________________________________  ___________
___________________________________________________________________  ___________
___________________________________________________________________  ___________
___________________________________________________________________  ___________
___________________________________________________________________  ___________
___________________________________________________________________  ___________
                                                                     $
                                                                      ==========

Explanation of Line 18 Loan "Adjustments"
___________________________________________________________________  $__________
___________________________________________________________________  ___________
___________________________________________________________________  ___________
___________________________________________________________________  ___________
___________________________________________________________________  ___________
___________________________________________________________________  ___________
___________________________________________________________________  ___________
                                                                     $
                                                                      ==========
--------------------------------------------------------------------------------

 COMMERCIAL LETTERS   X   RECIPROCAL OF    =       HOLDBACK
      OF CREDIT             INVENTORY               AMOUNT
                          ADVANCE RATE
1. $________________  X   ____________%    =   $ ______________

2. $________________  X   ____________%    =   $ ______________

3. $________________  X   ____________%    =   $ ______________

4. $________________  X   ____________%    =   $ ______________

5. STANDBY LETTERS OF CREDIT================   $ ______________

6. BANKER'S ACCEPTANCES=====================   $ ______________

7. BILL OF LADING GUARANTEES================   $ ______________

8. OTHER - Explain _________________________

   _________________________________________

  __________________________________________   $  _____________

9. Total Holdback carried forward to line 13
   on Front                                    $
                                                  =============
   The above balances are as of ___/___/___

                                   Exhibit "C"
                                Fictitious Names


                                      None.